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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 June 26, 2003


                         EasyLink Services Corporation
             (Exact name of registrant as specified in its charter)


           Delaware                      000-26371               13-3787073
           --------                      ---------               ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


                             33 Knightsbridge Road
                              Piscataway, NJ 08854
                              --------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500


                                      N/A
                                      ---
          Former Name or Former Address, if Changed Since Last Report


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                              ITEM 5. OTHER EVENTS


NASDAQ Hearing

         EasyLink Services Corporation ("EasyLink" or the "Company") today announced that the Nasdaq Listing Qualifications Panel has rescheduled an oral hearing for July 31, 2003 to consider EasyLink's request for continued listing on the Nasdaq National Market. The Company received notification from Nasdaq that it has failed to regain compliance with the $1 minimum bid price requirement contained in Marketplace Rule 4450(a)(5). The Company had until June 23, 2003 to regain compliance with the minimum bid price requirement.

         At the hearing, the Company intends to submit a plan that it believes will demonstrate its ability to regain compliance with the Nasdaq requirements. There can be no assurance the Panel will grant the Company's request for continued listing. A decision by the Panel is typically provided within four weeks of the hearing. EasyLink stock will continue to be listed on the Nasdaq National Market pending the final decision of the Qualifications Panel.

Legal Proceedings

         On February 27, 2003, PTEK Holdings, Inc., ("PTEK") one of the Company's principal competitors, announced that it had entered into an agreement with AT&T to purchase 1,423,980 shares of outstanding Class A common stock of the Company held by AT&T and a $10 million promissory note of the Company held by AT&T. In response to PTEK's announcement, the Company commenced on March 17, 2003 an action against AT&T, PTEK, and PTEK's subsidiary, Xpedite Systems, Inc. The suit sought, among other things, to enjoin AT&T from selling the promissory note held by AT&T to PTEK, to compel AT&T to participate in the Company's current debt restructuring and to enjoin PTEK and Xpedite Systems, Inc. from contacting the Company's creditors and making false statements to the Company's customers and creditors regarding the Company and its financial position. AT&T Corp. and PTEK filed a motion to dismiss EasyLink's complaint or, alternatively, to transfer the action to the Law Division. On June 26, 2003, the Court dismissed the claims made in EasyLink's complaint, but indicated that EasyLink may file a new complaint as part of a new action. EasyLink intends to pursue its legal rights and remedies in connection with this matter. No assurance can be given as to the outcome of this matter.

                                       2
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2003

                                        EASYLINK SERVICES CORPORATION


                                        By: /s/ Gerald Gorman
                                            ------------------------------------
                                            Gerald Gorman, Chairman